Exhibit 5.1

August 2, 2010

The McClatchy Company

2100 Q Street,

Sacramento, California 95816

Re:        The McClatchy Company – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to The McClatchy Company, a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors” and, together with the Company, the “Registrants”), in connection with the filing by the Registrants with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, including all the amendments thereto (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $875,000,000 in principal amount of its 11.50% Senior Secured Notes due 2017 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 11.50% Senior Secured Notes due 2017 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by each of the Subsidiary Guarantors (each, an “Outstanding Guarantee” and collectively, the “Outstanding Guarantees”). The Registration Statement also covers issuance of the guarantees by each of the Subsidiary Guarantors of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Notes Guarantees” and, together with the Outstanding Guarantees, the “Guarantees”). The Exchange Notes and the Exchange Notes Guarantees to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.” The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, pursuant to an Indenture, dated as of February 11, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement, dated as of February 11, 2010, by and among the Company, the Subsidiary Guarantors and the initial purchasers listed therein; (c) the Indenture; (d) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantees, included as exhibits to the Indenture; and (e) the other documents delivered by or on behalf of the Company, the Subsidiary Guarantors and the Trustee as of the date hereof in connection with the delivery of

The McClatchy Company

August 2, 2010

the Securities. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the factual information and factual matters, contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; (f) that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; and (g) that the Exchange Notes will be duly authenticated by the Trustee. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of California, the State of New York, the State of Texas, and the State of Washington and we express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the laws of the State of New York, the laws of the State of Texas, the laws of the State of Washington, the federal laws of the United States of America, the Delaware General Corporation Law (the “DGCL”), and the Delaware Limited Liability Company Act (the “DLLCA”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL and DLLCA are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

The McClatchy Company

August 2, 2010

With regard to our opinion in paragraph 2 below relating to the valid and binding obligation of the Exchange Notes Guarantees by Subsidiary Guarantors incorporated in states other than California, Delaware, New York, Texas or Washington, we have relied on the legal opinions from the law firms listed on Schedule II hereto to the extent necessary to deliver the opinion set forth in paragraph 2 below that each such Subsidiary Guarantor has duly authorized, executed, issued and delivered such agreements to which it is a party and that each such Subsidiary Guarantor has the corporate power and authority to enter into such agreements and to perform the terms and conditions of such agreements to be performed by it. We understand that you are receiving legal opinions as to such other Subsidiary Guarantor matters from the law firms listed on Schedule II hereto.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

1.          When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.          When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any) shall have become effective under the Securities Act, (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, and (iii) the Exchange Notes Guarantees have been duly executed and delivered by the respective Subsidiary Guarantor in accordance with the provisions of the Indenture, and exchanged for the Outstanding Guarantees in accordance with the terms of the Exchange Offer, the Exchange Notes Guarantees will constitute binding obligations of the applicable Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms.

The McClatchy Company

August 2, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

Schedule I

Subsidiary Guarantors

Newsprint Ventures, Inc., a California corporation

McClatchy Newspapers, Inc., a Delaware corporation

McClatchy Management Services, Inc., a Delaware corporation

McClatchy U.S.A., Inc., a Delaware corporation

McClatchy Investment Company, a Delaware corporation

Miami Herald Media Company, a Delaware corporation

The Charlotte Observer Publishing Company, a Delaware corporation

Star-Telegram, Inc., a Delaware corporation

Wingate Paper Company, a Delaware corporation

McClatchy Interactive West, a Delaware corporation

Bellingham Herald Publishing, LLC, a Delaware limited liability company

Cypress Media, LLC, a Delaware limited liability company

Idaho Statesman Publishing, LLC, a Delaware limited liability company

Olympian Publishing, LLC, a Delaware limited liability company

San Luis Obispo Tribune, LLC, a Delaware limited liability company

McClatchy Interactive LLC, a Delaware limited liability company

Cypress Media, Inc., a New York corporation

Nor-Tex Publishing, Inc., a Texas corporation

Mail Advertising Corporation, a Texas corporation

Olympic-Cascade Publishing, Inc., a Washington corporation

Tacoma News, Inc., a Washington corporation

Anchorage Daily News, Inc., an Alaska corporation

Pacific Northwest Publishing Company, Inc., a Florida corporation

The Bradenton Herald, Inc., a Florida corporation

Aboard Publishing, Inc., a Florida corporation

Keynoter Publishing Company, Inc., a Florida corporation

Biscayne Bay Publishing, Inc., a Florida corporation

Macon Telegraph Publishing Company, a Georgia corporation

Columbus-Ledger Enquirer, Inc., a Georgia corporation

Quad County Publishing, Inc., an Illinois corporation

Keltatim Publishing Company, Inc., a Kansas corporation

Wichita Eagle and Beacon Publishing Company, Inc., a Kansas corporation

Lexington H-L Services, Inc., a Kentucky corporation

Gulf Publishing Company, Inc., a Mississippi corporation

HLB Newspapers, Inc., a Missouri corporation

Lee’s Summit Journal, Incorporated, a Missouri corporation

Belton Publishing Company, Inc., a Missouri corporation

Cass County Publishing Company, a Missouri corporation

The News and Observer Publishing Company, a North Carolina corporation

Nittany Printing and Publishing Company, a Pennsylvania corporation

East Coast Newspapers, Inc., a South Carolina corporation

The State Media Company, a South Carolina corporation

The Sun Publishing Company, Inc., a South Carolina corporation

Tribune Newsprint Company, a Utah corporation

Schedule II

Law Firms Representing Subsidiary Guarantors

Subsidiary Guarantor	Law Firm Providing Legal Opinion
Anchorage Daily News, Inc., an Alaska corporation	Davis Wright Termaine LLP

Pacific Northwest Publishing Company, Inc., a Florida

corporation

The Bradenton Herald, Inc., a Florida corporation

Aboard Publishing, Inc., a Florida corporation

Keynoter Publishing Company, Inc., a Florida corporation

Biscayne Bay Publishing, Inc., a Florida corporation

Holland & Knight LLP
Macon Telegraph Publishing Company, a Georgia corporation Columbus Ledger-Enquirer, Inc., a Georgia corporation	Carlton Fields, P.A.
Quad County Publishing, Inc., an Illinois corporation	Lewis, Rice & Fingersh, L.C.
Keltatim Publishing Company, Inc., a Kansas corporation Wichita Eagle and Beacon Publishing Company, a Kansas corporation	Fleeson, Gooing, Coulson & Kitch, L.L.C.
Lexington H-L Services, Inc., a Kentucky corporation	Stoll Keenon Ogden PLLC
Gulf Publishing Company, Inc., a Mississippi corporation	Watkins Ludlam Winter & Stennis, P.A.

HLB Newspapers, Inc., a Missouri corporation

Lee’s Summit Journal, Incorporated, a Missouri corporation

Belton Publishing Company, Inc. , a Missouri corporation

Cass County Publishing Company, a Missouri corporation

Lewis, Rice & Fingersh, L.C.
The News and Observer Publishing Company, a North Carolina corporation	McGuire Woods LLP
Nittany Printing and Publishing Company, a Pennsylvania corporation	Eisenstein & Bower, LLP
East Coast Newspapers, Inc., a South Carolina corporation The State Media Company, a South Carolina corporation The Sun Publishing Company, Inc., a South Carolina corporation	Wyche Burgess Freeman & Parham, P.A.
Tribune Newsprint Company, a Utah corporation	Holland & Hart LLP